ISSUER FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration Statement No. 333-130684
July 20, 2007

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

         The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

                             ----------------------

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                          $1,799,430,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2007-HQ12
                                as Issuing Entity
                          MORGAN STANLEY CAPITAL I INC.
                                  as Depositor
                      MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
                       as Sponsor and Mortgage Loan Seller

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HQ12

         This free writing prospectus relates to Morgan Stanley Capital I Inc.'s offering of selected classes of its Series 2007-HQ12 Commercial Mortgage
Pass-Through Certificates and clarifies, updates or adds the following information as it relates to the related free writing prospectus, dated July 12,
2007:

The free writing prospectus, dated July 12, 2007, Accession Number
0000950136-07-004890 (the "Preliminary Prospectus Supplement"), and the free writing prospectus, dated July 12, 2007, Accession Number 0000950136-07-004891
(the "Term Sheet") were inadvertently filed under Registration Statement File
Number 333-130684-37. The Preliminary Prospectus Supplement and the Term Sheet
were intended to have been filed, and on July 20, 2007 were filed, under
Registration Statement File Number 333-143623-02. No securities registered under
Registration Statement File Number 333-130684-37 shall be offered or sold pursuant to the Preliminary Prospectus Supplement and the Term Sheet.